Contacts

EpiCept Corporation:	Investors:
777 Old Saw Mill River Road	Lippert/Heilshorn & Associates
Tarrytown, NY 10591	Kim Sutton Golodetz
Robert W. Cook	(212) 838-3777
(914) 606-3500	kgolodetz@lhai.com
mail@epicept.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com
Media:
Feinstein Kean Healthcare Greg Kelley (617) 577-8110 gregory.kelley@fkhealth.com

EpiCept Reports Positive Results from EpiCept™ NP-1 Trial in Patients with Chemotherapy-Induced Peripheral Neuropathy
All Primary Endpoints Met with Statistical Significance

TARRYTOWN, N.Y. (February 7, 2011) – EpiCept Corporation (Nasdaq and Nasdaq OMX Stockholm Exchange: EPCT) today announced positive results from a Phase IIb trial evaluating the efficacy and safety of EpiCept™ NP-1 (NP-1) in chemotherapy-induced peripheral neuropathy (CPN). EpiCept NP-1 is a topical analgesic cream containing two FDA-approved drugs, amitriptyline and ketamine, in development for the relief of pain from various peripheral neuropathies.

The multi-center, double-blind, randomized, placebo-controlled study was conducted by the National Cancer Institute (NCI)-funded Community Clinical Oncology Program. More than 460 cancer survivors suffering from painful CPN were enrolled in the six-week study. The results of the trial in the intent to treat (ITT) population demonstrated that the change in average daily neuropathy intensity scores in the NP-1 group achieved a statistically significant reduction in CPN intensity versus placebo (p<0.001), which was the trial’s primary endpoint. Additionally, a pre-specified subgroup of the ITT population, those patients who previously received taxane chemotherapy, also showed a statistically significant reduction in average daily neuropathy intensity scores (p=0.034). This subgroup constituted more than 50% of the ITT population. Secondary efficacy endpoints confirmed the superiority of NP-1 vs. placebo. Furthermore, the safety profile of NP-1 was comparable to placebo.

“CPN is an area of great unmet medical need,” said Jack Talley, EpiCept President and CEO. “Millions of cancer survivors suffer from the effects of their chemotherapy and no treatment is yet approved for this painful indication. We are very excited about the positive results achieved by NP-1 in this trial and are highly optimistic about its potential to be a new and effective treatment option for sufferers of CPN. We look forward to discussing these results with prospective partners for the Phase III development and commercialization of NP-1.”

The National Cancer Institute estimates that 30-40% of cancer patients treated with chemotherapy experience symptoms of CPN, which impairs their quality of life and ability to function. The debilitating, chronic pain of CPN is one of the most common reasons why cancer patients stop their treatment early. More than one million breast cancer survivors in the United States alone suffer from this disease, for which there is no effective therapy.

The results of this trial build upon EpiCept’s clinical development of NP-1 in both diabetic and post-herpetic neuropathies. The Company has enrolled more than 1,700 patients into clinical trials of NP-1, including a 360-patient trial that studied NP-1’s efficacy compared with gabapentin and placebo in post-herpetic neuropathy, for which positive results were previously reported.

About EpiCept™ NP-1 and Peripheral Neuropathy

EpiCept™ NP-1 cream is a patented formulation containing two FDA-approved drugs, amitriptyline (a widely-used antidepressant) and ketamine (an NMDA antagonist that is used as an anesthetic), designed to provide effective, long-term relief from the pain of peripheral neuropathies. Peripheral neuropathies are medical conditions caused by damage to the nerves in the peripheral nervous system. The peripheral nervous system includes nerves that run from the brain and spinal cord to the rest of the body. Peripheral neuropathies are associated with conditions that injure peripheral nerves, including herpes zoster, or shingles, diabetes, chemotherapy, HIV and other diseases. Peripheral neuropathies can also be caused by trauma or may result from surgical procedures.

About EpiCept Corporation

EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. The Company’s lead product is Ceplene®, approved in the European Union for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia (AML) in first remission. In the United States., a pivotal trial is scheduled to commence in 2011. The Company has two other oncology drug candidates currently in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors. The Company’s pain portfolio includes EpiCept™ NP-1, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that clinical trials for EpiCept™ NP-1 will not be successful, the risk that EpiCept™ NP-1 will not receive regulatory approval or achieve significant commercial success, the risk that we will not be able to find a partner to help conduct the Phase III trials for EpiCept™ NP-1 on attractive terms, a timely basis or at all, the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States, the risk that Ceplene® will not achieve significant commercial success, the risk that any required post-approval clinical study for Ceplene® will not be successful, the risk that we will not be able to maintain our final regulatory approval or marketing authorization for Ceplene®, the risk that future financing will not successfully close or that the proceeds thereof will be materially less than anticipated, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements, the risk that Azixa™ will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myrexis, the risk that the development of our other apoptosis product candidates will not be successful, the risk that clinical trials for crolibulinTM will not be successful, the risk that crolibulinTM will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risk that our securities may be delisted from Nasdaq; the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

EPCT-GEN

*Azixa is a registered trademark of Myrexis, Inc.

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